EXHIBIT 99.1
Solectron Announces New $250 Million Stock Repurchase Program
MILPITAS, Calif. — November 1, 2005 — Solectron Corporation (NYSE:SLR), a leading provider of electronics manufacturing and integrated supply chain services, announced today that its Board of Directors has authorized a new stock repurchase program set to commence in the second quarter of fiscal 2006, and that it has successfully completed the $250 million stock repurchase program commenced in July 2005. Under the just completed program, Solectron repurchased 63.6 million shares of its common stock.
Under the new program, up to $250 million of the company’s outstanding common stock may be repurchased over the next 12 months, starting from the date of commencement, through open market transactions. The timing and amount of repurchase transactions will depend on market conditions and corporate and regulatory considerations, and may be suspended or discontinued at any time. The repurchases will be made pursuant to a company 10(b)5-1 trading plan.
“With the authorization by Solectron’s Board to repurchase up to an additional $250 million in stock, we are demonstrating the company’s commitment to further enhance shareholder value,” said Mike Cannon, Solectron’s president and chief executive officer. “Solectron has one of the strongest balance sheets in our industry, we’re generating positive cash flow, and this announcement underscores our confidence in the company’s strategic direction.”
Safe Harbor
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the commencement of our new stock repurchase program, and our expectation to continue to generate positive cash flow. These forward-looking statements involve a number of risks and uncertainties, and are based on current expectations, forecasts and assumptions.
Actual outcomes and results could differ materially. These risks and uncertainties include: our ability to continue to win and satisfy customers; reliance on major customers; the present and future strength of the worldwide economy overall, and in the telecommunications and other electronics technology sectors in particular; our ability to continue to improve our operating metrics; the accuracy of our projections of cash flows and capital requirements; incurring more restructuring-related charges than currently anticipated; our ability to complete our restructuring plan within the stated timeframe; the risk of price fluctuation; fluctuations in operating results; changes in technology; competition; variations in demand forecasts and orders that may give rise to operational challenges such as excess plant, equipment and materials; risks associated with international sales and operations; our ability to properly manage acquisitions; any unidentified weaknesses or deficiencies in our internal controls over financial reporting; interest rate risk; existing and new environmental regulations; market and segment risk; our ability to retain key personnel; and the impact of our outstanding litigation and other contingent liabilities.
For a further list and description of risks and uncertainties, see the reports filed by Solectron with the Securities and Exchange Commission, specifically Forms 8-K, 10-K/A and 10-Q. Solectron disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About Solectron
Solectron Corporation (www.solectron.com) provides a full range of global electronics manufacturing and supply-chain management services to the world’s leading high-tech, automotive, industrial and medical device firms. The company’s industry-leading Lean Six Sigma methodology (Solectron Production System™) provides OEMs with low cost, flexibility and quality that improves competitive advantage for customers. Solectron’s service offerings include new-product introduction, collaborative design and engineering, materials management, product manufacturing, and product warranty and repair and end-of-life support. Based in Milpitas, Calif., Solectron operates in more than 20 countries on five continents and had sales from continuing operations of $10.4 billion in fiscal 2005.